UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): April 12, 2005

PANERA BREAD COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19253	04-2723701

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117

(Address of Principal Executive Offices)	(Zip Code)

314-633-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Compensation of Executive Officers.

      On April 12, 2005, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of Panera Bread Company (the “Company”), in consultation with the Company’s Chief Executive Officer, approved the increased base salaries, effective January 1, 2005, for certain of the executive officers of the Company who were named in the Summary Compensation Table of the Company’s 2004 Proxy Statement or who the Company expects will be named in the Summary Compensation Table of the Company’s 2005 Proxy Statement (collectively, the “Named Executive Officers”). A summary of the base salaries for the Named Executive Officers is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

      The Committee also approved target and potential bonus awards for the Named Executive Officers. A summary of the bonus potentials is also included in Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See exhibit index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panera Bread Company (Registrant)
Date: April 18, 2005	By:	/s/ Mark E. Hood
		Name:	Mark E. Hood
		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1*	Summary of the Fiscal 2005 Salaries and Target Bonus for the Named Executive Officers of the Company

10.2*	Directors’ Compensation Summary Sheet

10.3*	Employment Letter between the Registrant and Mark Borland, dated as of August 2, 2002. Incorporated by reference to Exhibit 10.6.17 to the Company’s Quarterly Report on Form 10-Q for the period ended October 5, 2002.

10.4*	Employment Letter between the Registrant and Mark Hood, dated as of July 2, 2002. Incorporated by reference to Exhibit 10.6.16 to the Company’s Quarterly Report on Form 10-Q for the period ended July 13, 2002.

10.5*	Employment Letter between the Registrant and Michael Kupstas. Incorporated by reference to Exhibit 10.6.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 25, 1999

10.6*	Employment Letter between the Registrant and Michael Nolan, dated as of July 26, 2001. Incorporated by reference to Exhibit 10.6.13 to the Company’s Quarterly Report on Form 10-Q for the period ended October 6, 2001.

*	Denotes management contract or compensatory plan arrangements.